EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13D and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in Diamondback Energy, Inc.

Date: October 22, 2012

DB Energy Holdings LLC

By: Wexford Capital LP, its Manager

By: Wexford GP LLC, its General Partner

By: /s/ Arthur H. Amron
Arthur H. Amron
Vice President and Assistant Secretary

Wexford Capital LP

By: Wexford GP LLC, its General Partner

By: /s/ Arthur H. Amron
Arthur H. Amron
Vice President and Assistant Secretary

Wexford GP LLC

By: /s/ Arthur H. Amron
Arthur H. Amron
Vice President and Assistant Secretary

By: /s/ Joseph M. Jacobs
Joseph M. Jacobs

By: /s/ Charles E. Davidson
Charles E. Davidson